Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

REMITLY GLOBAL, INC.

Table 1: Newly Registered Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.0001 par value per share	(1)	Other	10,026,731	$25.02	$250,868,810.00	0.0001531	$38,408.01
Fees to be Paid	Equity	Common stock, $0.0001 par value per share	(2)	Other	2,005,346	$21.27	$42,653,710.00	0.0001531	$6,530.28

Total Offering Amounts:							$293,522,520.00		44,938.29
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$44,938.29

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Offering Note(s)

(1)	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Remitly Global, Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(b) The Amount Registered represents 10,026,731 additional shares of the Registrant's common stock reserved for issuance under the 2021 Equity Incentive Plan ("2021 Plan") resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 Plan.

(c) The Proposed Maximum Offering Price Per Unit is estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the 2021 Plan, on the basis of the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market ("Nasdaq") on February 12, 2025, which date is within five business days prior to filing this Registration Statement.

(d) The Amount of Registration Fee is rounded to the nearest cent.

(e) The Registrant does not have any fee offsets.
(2)	(a) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(b) The Amount Registered represents 2,005,346 additional shares of the Registrant's common stock reserved for issuance under the 2021 Employee Stock Purchase Plan ("Purchase Plan") resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.

(c) The Proposed Maximum Offering Price Per Unit is estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the Purchase Plan, on the basis of the average of the high and low prices of the Registrant's common stock as reported on Nasdaq on February 12, 2025, which date is within five business days prior to filing this Registration Statement. Under the Purchase Plan, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant's common stock on the offering date or the purchase date, whichever is less.

(d) The Amount of Registration Fee is rounded to the nearest cent.

(e) The Registrant does not have any fee offsets.